Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
Premier Brands, Inc.

PREMIER BRANDS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the Wyoming Business Corporation Act (the “WBCA”), does hereby certify as follows:

FIRST:	The name of the Corporation is “Premier Brands, Inc.”.

SECOND:
The Articles of Amendment to the Articles of Incorporation of the Corporation were filed in Office of the Secretary of State of the State of Wyoming on May 30, 2012 under the name “TrackSoft Systems, Inc.”.

FOURTH:	The Articles of Amendment to the Articles of Incorporation shall become effective immediately upon their filing with the Secretary of State of the State of Wyoming.

FIFTH:	The Amended and Restated Articles of Incorporation of the Corporation, are hereby amended and restated to read in its entirety as follows:

ARTICLE I

CORPORATION NAME

The name of the Corporation is “Premier Brands, Inc.” (the “Corporation”).

ARTICLE II

NAME AND PHYSICAL ADDRESS OF ITS REGISTERED AGENT

The name and physical address of the Corporation’s agent is Incorp Services, Inc., 2510 Warren Avenue, Cheyenne, WY 82001.

ARTICLE III

MAILING ADDRESS OF THE CORPORATION

The mailing address of the corporation is 2820 North Pinal Ave., Ste. 12-292, Casa Grande, AZ 85222.

ARTICLE IV

PRINCIPAL OFFICE ADDRESS

The principal office address of the corporation is 2820 North Pinal Ave., Ste. 12-292, Casa Grande, AZ 85222.

ARTICLE V

CAPITALIZATION

The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 300,000,000 shares consisting of and divided into:

(i) one class of 250,000,000 shares of Common Stock, $0.001 par value per share; and

(ii) one class of 50,000,000 shares of Preferred Stock, $0.001 par value per share, which may be divided into and issued in Series, as hereinafter provided.

ARTICLE VI

INCORPORATOR

The incorporator of the Corporation is Matthew Howell, 2820 North Pinal Ave., Ste 12-292, Casa Grande, AZ 85222.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed for and on behalf and in the name of the Corporation by its duly authorized officer on May 24, 2012.

PREMIER BRANDS, INC.

By:           /s/ Jorge Olson
Name:      Jorge Olson
Title:        President